                                                                    EXHIBIT 99.1

                                  LAND O'LAKES

                                  NEWS RELEASE

FOR MORE INFORMATION CONTACT:

      Lydia Botham    651-481-2123
      David Karpinski 651-481-2360

                      LAND O'LAKES REPORTS 2005 FINANCIALS
           Net sales of $7.6 billion, net earnings of $128.9 million

February 7, 2006 (Arden Hills, MN) ... Land O'Lakes, Inc. today reported 2005 net earnings of $128.9 million, compared to $21.4 million for 2004. Company officials indicated that 2005 earnings were bolstered by a $69.7 million after-tax gain, net of related expenses, on the third-quarter sale of the company's 38-percent interest in CF Industries (domestic fertilizer manufacturing). Full-year 2005 results included unrealized hedging gains of $5.3 million, versus unrealized hedging losses of $23.1 million in 2004.

For the fourth quarter, Land O'Lakes reported a net loss of $1.6 million, compared to a net loss of $10.6 million for the fourth quarter of 2004.

Earnings Before Interest, Taxes, Depreciation and Amortization, as defined in the company's senior credit facilities (Bank EBITDA), for the quarter was $84.5 million, down from $91.9 million for the fourth quarter of 2004. Company officials indicated the decline was related to debt reduction efforts, specifically an $11 million one-time charge related to the fourth-quarter tender to repurchase $149 million of the company's 8 3/4% unsecured bonds. For the full year, Bank EBITDA was $271.8 million, compared to $227.5 million for 2004.

Sales in 2005 totaled $7.6 billion, a 1-percent decrease from 2004 sales of $7.7 billion. Fourth quarter sales of $2.0 billion represented a 6-percent increase over the fourth quarter of 2004.

                                     -more-

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Land O'Lakes Financials - Page 2 of 6

Overall, the company reported strong and improved performance in its Feed, Seed and Agronomy businesses, and solid performance in its Dairy Foods value-added product categories. This positive performance was partially offset by losses in its Layers business and Dairy Foods manufacturing operations.

The company also reported significant progress against its key strategic initiatives of paying down debt and building balance sheet strength, portfolio management and building its branded businesses.

STRATEGIC INITIATIVES

Paying down debt/building balance sheet strength

Land O'Lakes reduced total debt by approximately $350 million in 2005. The company ended the year with a significantly improved long-term debt-to-capital ratio (from 51.9% at the end of 2004 to 41.3% at the end of 2005) and strong liquidity ($521 million in cash-on-hand and unused borrowing authority). In the second half of the year, Moody's and Standard and Poor's each upgraded the company's financial ratings, with both agencies indicating their ratings carried a positive outlook.

Proactive portfolio management

The company reported progress on several key portfolio initiatives designed to reposition non-strategic or underperforming assets in 2005. Successful initiatives included the sales of the company's swine production assets and its 38-percent ownership in CF Industries, Inc. In total, the company generated $385 million in cash from asset dispositions in 2005.

Building branded businesses

The company reported positive performance in its branded and proprietary businesses and products lines, including the LAND O LAKES(R) brand in Dairy Foods, Feed and Eggs; the Purina(R) and Lake Country(TM) brands in Feed; CROPLAN GENETICS(R) in Seed; and AgriSolutions(TM) in Agronomy. Among the 2005 highlights:

                                     -more-

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Land O'Lakes Financials - Page 3 of 6

      - In Dairy Foods, the launching of LAND O LAKES(R) Light Butter with Canola Oil and the introduction of a new FlavorProtect(TM) wrapper for the company's flagship LAND O LAKES(R) Butter;

      - In Feed, the launch of such diverse new products as Cornerstone full growth milk replacer; RangeLand(TM) all-weather beef mineral; and Ultium(TM) Competition Horse Formula.

      - In Seed, the rollout of Roundup Ready(R) Alfalfa, developed in a 10-year collaboration with Monsanto.

DAIRY FOODS

Dairy Foods reported $6.3 million in pretax earnings for the fourth quarter and $0.4 million for the year, as compared to 2004's pretax earnings of $28.1 million for the fourth quarter and $16.5 million for the year. Dairy Foods reported sales of $1.06 billion for the quarter and $3.9 billion for the year, as compared to $1.06 billion and $4.0 billion, respectively, in 2004. Dairy Foods 2005 earnings included an unrealized hedging loss of $4.2 million, as compared to an unrealized hedging loss of $2.6 million one year ago.

From a volume perspective, full-year volume in butter and spreads was up 1%, deli cheese up 2% and total cheese up 1% versus 2004.

The company continued to face significant challenges in its Dairy Foods manufacturing operations, the result of industry-wide milk supply/processing demand balance issues, significantly higher energy costs (up more than $10 million year-over-year) and weak whey and mozzarella margins.

Financial performance was improved at the company's Cheese and Protein International cheese and whey processing facility, which became wholly owned in December. The company continued to focus on restructuring aimed at a right-sized, strategically located, profitable manufacturing infrastructure.

                                     -more-

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Land O'Lakes Financials - Page 4 of 6

As part of that effort, earlier this month, the company announced plans to close its Greenwood, Wis., cheddar cheese manufacturing facility, which operated at a $5 million pretax loss in 2005. The company took a $3.6 million charge against earnings at the end of 2005 for severance and asset write-downs related to this plant closing.

FEED

Feed reported fourth quarter pretax earnings of $17.8 million and full-year pretax earnings of $36.7 million, compared to pretax earnings of $13.9 million and pretax loss of $7.3 million, respectively, in 2004. Feed earnings in 2005 included an unrealized hedging gain of $5.8 million, while 2004 earnings included an unrealized hedging loss of $13.6 million.

Feed sales were $705.5 million for the quarter and $2.6 billion for the year, compared to $603.4 million for the quarter and $2.6 billion for the full year in 2004.

From a volume perspective, livestock feed volume was down 4%, while all other segments were up. Lifestyle feed volume was up 2%, milk replacer volume up 11% and ingredients volume up 4%.

Key factors driving improved earnings were cost control, product mix adjustments and a partial recovery in the markets.

SEED

Seed delivered strong results in 2005, with full-year pretax earnings of $29.3 million, versus $15.8 million for 2004. For the fourth quarter, Seed reported a $1.6 million pretax loss, compared to $2.0 million in fourth-quarter earnings one year ago. Seed sales were $121.1 million for the fourth quarter and $653.9 million for the full year,

                                     -more-

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Land O'Lakes Financials - Page 5 of 6

compared to 2004's $109.2 million and $518.8 million, respectively. Seed recorded an unrealized hedging gain of $0.5 million in 2005, as compared to a $3.0 million unrealized hedging loss the previous year.

For the year, corn volume was up 26%, alfalfa up 24%, soybeans up 16% and forages up 16% versus 2004.

LAYERS

The company participates in the Layers segment through Moark, LLC. In this segment, the company reported a full-year pretax loss of $31.8 million, compared to pretax earnings of $21.0 million in 2004. For the fourth quarter, the Company reported a $4.2 million pretax loss in Layers, compared to a pretax loss of $6.0 million in the same quarter one year ago. Results in Layers in 2005 included a $0.8 million unrealized hedging gain, compared to a $1.1 million unrealized hedging loss in 2004.

This earnings decline can be attributed to a 23% decline in average egg prices year over year. Egg prices averaged approximately 72 cents per dozen over 2005, as compared to 91 cents per dozen in 2004.

Sales for the year were $407.0 million, with fourth quarter sales of $119.9 million. This compares to sales of $541.3 million in 2004, and $111.4 million in the fourth quarter of last year. The decline in sales dollars, like earnings, is attributable to lower egg prices.

Shell egg volume was up 3% and processed egg product volume up 2% versus 2004.

As previously announced, Moark, LLC became a wholly owned subsidiary of Land O'Lakes in January 2006.

                                     -more-

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Land O'Lakes Financials - Page 6 of 6

AGRONOMY

Land O'Lakes conducts its Agronomy business primarily through the Agriliance joint venture, in which Land O'Lakes holds a 50-percent interest. The company reported $95.5 million in pretax earnings in Agronomy for the year, compared to a $16.7 million pretax loss in 2004. The 2004 loss included a $36.5 million non-cash impairment charge related to the company's investment in CF Industries (fertilizer manufacturing), while 2005's earnings include a $69.7 million after-tax gain (net of related expenses) on the sale of that investment. Agronomy results included a $0.2 million unrealized hedging loss at the end of 2005, as compared to an unrealized hedging gain of $0.4 million in 2004.

For the quarter, the company reported a $20.0 million pretax loss in Agronomy, compared to a $46.3 million loss for the fourth quarter of 2004. Again, the CF Industries impairment was recorded in the fourth quarter of 2004.

CONFERENCE CALL

Land O'Lakes will discuss these results in a conference call scheduled for 12:00 p.m., Central Time, February 7, 2006. The dial-in numbers are: USA - 1-800-905-0392; International - 1-785-832-1523. The Conference ID is 7LANDO. A replay of the conference call will be available through February 21, 2006 at:
USA - 1-800-839-9303; International 1-402-220-6083.

Land O'Lakes is a national, farmer-owned food and agricultural cooperative, with annual sales of more than $7 billion. Land O'Lakes does business in all 50 states and more than 50 countries. It is a leading marketer of a full line of dairy-based consumer, foodservice and food ingredient products across the United States; serves its international customers with a variety of food and animal feed ingredients; and provides farmers and local cooperatives with an extensive line of agricultural supplies (feed, seed, crop nutrients and crop protection products) and services.

                               LAND O'LAKES, INC.
                           CONSOLIDATED BALANCE SHEETS
                                ($ IN THOUSANDS)

                                                             DECEMBER 31,     DECEMBER 31,
                                                                 2005            2004
                                                             ------------     ------------
ASSETS
Current assets:
      Cash and short-term investments                        $    179,704     $     73,136
      Restricted cash                                                   -           20,338
      Receivables, net                                            591,445          558,841
      Inventories                                                 453,135          454,015
      Prepaid expenses                                            333,023          284,484
      Other current assets                                         81,075           73,560
                                                             ------------     ------------
          Total current assets                                  1,638,382        1,464,374

Investments                                                       263,786          470,550
Property, plant and equipment, net                                658,208          610,012
Property under capital lease, net                                  10,442          100,179
Goodwill                                                          327,059          331,582
Other intangibles                                                  96,767           99,016
Other assets                                                      100,414          124,069
                                                             ------------     ------------
          Total assets                                       $  3,095,058     $  3,199,782
                                                             ============     ============

LIABILITIES AND EQUITIES
Current liabilities:
      Notes and short-term obligations                       $     76,465     $     51,753
      Current portion of long-term debt                            22,245           10,680
      Current portion of obligations under capital lease            1,676           10,378
      Accounts payable                                            976,959          813,328
      Accrued expenses                                            265,924          228,435
      Patronage refunds and other member equities payable          29,622           22,317
                                                             ------------     ------------
          Total current liabilities                             1,372,891        1,136,891

Long-term debt                                                    639,168          933,236
Obligations under capital lease                                     7,634           90,524
Employee benefits and other liabilities                           165,796          174,877
Minority interests                                                  6,012            9,350

Equities:
      Capital stock                                                 1,967            2,059
      Member equities                                             893,518          852,759
      Accumulated other comprehensive loss                        (75,163)         (73,792)
      Retained earnings                                            83,235           73,878
                                                             ------------     ------------
          Total equities                                          903,557          854,904
                                                             ------------     ------------
Commitments and contingencies
Total liabilities and equities                               $  3,095,058     $  3,199,782
                                                             ============     ============

                               LAND O'LAKES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                ($ IN THOUSANDS)

                                                                         THREE MONTHS ENDED             TWELVE MONTHS ENDED
                                                                            DECEMBER 31,                    DECEMBER 31,
                                                                     ---------------------------     ---------------------------
                                                                        2005            2004            2005            2004
                                                                     -----------     -----------     -----------     -----------
Net sales                                                            $ 2,001,275     $ 1,891,635     $ 7,556,677     $ 7,656,826
Cost of sales                                                          1,852,418       1,704,438       6,971,660       7,063,118
                                                                     -----------     -----------     -----------     -----------
Gross profit                                                             148,857         187,197         585,017         593,708

Selling, general and administrative                                      110,764         130,805         494,971         500,935
Restructuring and impairment charges                                       5,357           5,598           6,381           7,815
                                                                     -----------     -----------     -----------     -----------
Earnings from operations                                                  32,736          50,794          83,665          84,958

Interest expense, net                                                     17,523          20,567          79,873          83,114
Other expense (income), net                                               10,680          (1,599)          9,295          (7,476)
Gain on sale of investment in CF Industries, Inc.                              -               -        (102,446)              -
Loss on impairment of investment in CF Industries, Inc.                        -          36,500               -          36,500
Equity in (earnings) loss of affiliated companies                          5,378           3,263         (36,692)        (58,412)
Minority interest in earnings of subsidiaries                                395             325           1,354           1,648
                                                                     -----------     -----------     -----------     -----------
Earnings (loss) before income taxes and discontinued operations           (1,240)         (8,262)        132,281          29,584
Income tax expense                                                           533           1,803           5,505           1,404
                                                                     -----------     -----------     -----------     -----------
Net earnings (loss) from continuing operations                            (1,773)        (10,065)        126,776          28,180
Earnings (loss) from discontinued operations, net of income taxes            135            (488)          2,167          (6,747)
                                                                     -----------     -----------     -----------     -----------
Net earnings (loss)                                                  $    (1,638)    $   (10,553)    $   128,943     $    21,433
                                                                     ===========     ===========     ===========     ===========

                               LAND O'LAKES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                ($ IN THOUSANDS)

                                                                               TWELVE MONTHS ENDED
                                                                                   DECEMBER 31,
                                                                             -----------------------
                                                                               2005          2004
                                                                             ---------     ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
       Net earnings                                                          $ 128,943     $  21,433
       (Earnings) loss from discontinued operations, net of income taxes        (2,167)        6,747
       Adjustments to reconcile net earnings to net cash provided by operating activities:
           Depreciation and amortization                                        99,312       107,214
           Amortization of deferred financing costs                              8,733         5,625
           Loss on extinguishment of debt                                       11,014             -
           Bad debt expense                                                      1,967         2,351
           Proceeds from patronage revolvement received                          8,123         6,043
           Non-cash patronage income                                            (1,852)       (1,355)
           Deferred income tax expense (benefit)                                 5,177        (4,977)
           Decrease in other assets                                             13,246         5,740
           Increase (decrease) in other liabilities                              3,570        (3,499)
           Restructuring and impairment charges                                  6,381        44,315
           Gain from divestiture of business                                         -        (1,438)
           Gain on sale of investment in CF Industries, Inc.                  (102,446)            -
           Equity in earnings of affiliated companies                          (36,692)      (58,412)
           Minority interests                                                    1,354         1,648
           Other                                                                (7,389)       (1,239)
       Changes in current assets and liabilities, net of acquisitions and divestitures:
           Receivables                                                         (38,964)       37,586
           Inventories                                                          (6,058)       15,105
           Other current assets                                                (50,468)      (36,152)
           Accounts payable                                                    164,155        72,378
           Accrued expenses                                                     17,143       (17,089)
                                                                             ---------     ---------
        NET CASH PROVIDED BY OPERATING ACTIVITIES                              223,082       202,024

CASH FLOWS FROM INVESTING ACTIVITIES:
       Additions to property, plant and equipment                              (70,424)      (96,099)
       Acquisitions, net of cash acquired                                      (46,101)      (12,150)
       Payments for investments                                                 (5,566)         (703)
       Net proceeds from divestiture of businesses                               2,635        13,068
       Proceeds from sale of investments                                       316,900         2,342
       Proceeds from sale of property, plant and equipment                      22,197        11,990
       Dividends from investments in affiliated companies                       35,250        47,846
       Decrease (increase) in restricted cash                                   20,338          (220)
       Other                                                                       543           860
                                                                             ---------     ---------
       NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES                        275,772       (33,066)

CASH FLOWS FROM FINANCING ACTIVITIES:
       Increase (decrease) in short-term debt                                   21,256       (28,616)
       Proceeds from issuance of long-term debt                                  2,022        17,416
       Principal payments on long-term debt                                   (287,344)     (146,011)
       Principal payments on obligations under capital lease                   (92,556)      (10,367)
       Payments for debt extinguishment costs                                  (11,014)            -
       Payments for debt issuance costs                                              -        (4,323)
       Payments for redemption of member equities                              (68,714)      (34,615)
       Other                                                                    (1,993)         (304)
                                                                             ---------     ---------
       NET CASH USED BY FINANCING ACTIVITIES                                  (438,343)     (206,820)
       NET CASH PROVIDED BY DISCONTINUED OPERATIONS                             46,057           724
                                                                             ---------     ---------
       NET INCREASE (DECREASE) IN CASH AND SHORT-TERM INVESTMENTS              106,568       (37,138)

CASH AND SHORT-TERM INVESTMENTS AT BEGINNING OF THE PERIOD                      73,136       110,274
                                                                             ---------     ---------
CASH AND SHORT-TERM INVESTMENTS AT END OF THE PERIOD                         $ 179,704     $  73,136
                                                                             =========     =========

                               LAND O'LAKES, INC.
                                     EBITDA
                                ($ IN THOUSANDS)

                                                                             TWELVE
                                                                             MONTHS
                                                     THREE MONTHS ENDED       ENDED
                                                        DECEMBER 31,       DECEMBER 31,
                                                   ---------------------   ------------
                                                     2005        2004          2005
                                                   ---------   ---------   ------------
NET (LOSS) EARNINGS                                $  (1,638)  $ (10,553)   $ 128,943
Income tax expense                                       533       1,803        5,505
Minority interest in earnings of subsidiaries            395         325        1,354
Equity in loss (earnings) of affiliated companies      5,377       3,263      (36,692)
Interest expense, net                                 17,523      20,567       79,873
Cash patronage income                                  3,700       2,351        6,302
Joint venture cash distributions                      30,213      15,091       34,574
Depreciation and amortization                         24,774      25,859       99,312
Non-cash impairment charges                            5,029      39,303        6,373
One-time items (excluded) included in bank EBITDA     (2,091)       (316)     (34,882)
Restructuring charges less cash paid                  (1,104)      4,070       (3,082)
Unrealized hedging loss (gain)                         3,388      (4,838)      (5,569)
Unrestricted entities - EBITDA                        (1,606)     (5,000)     (10,234)
                                                   ---------   ---------    ---------
 BANK EBITDA (1)                                   $  84,493   $  91,925    $ 271,777
                                                   =========   =========    =========


BANK COVENANTS                                                        LTM 12/31/05
--------------                                                        ------------
Interest expense coverage ratio - required > or = 2.5                       3.91x
Leverage ratio - required < or = 4.0                                        1.71x

Consolidated cash interest expense (2)
INTEREST EXPENSE                                                       $  79,873
Unrestricted subs interest expense                                       (11,293)
Interest earned                                                           10,106
Change in accrued interest                                                 2,773
Interest in discontinued operations                                          407
Non-cash interest expense                                                (12,441)
                                                                       ---------
   TOTAL BANK CONSOLIDATED CASH INTEREST EXPENSE                       $  69,425
                                                                       =========

Consolidated Indebtedness (3)
TOTAL INDEBTEDNESS (INCLUDES CAPITAL LEASES AND CAPITAL SECURITIES)    $ 747,188
Less capital securities                                                 (190,700)
Less MoArk capital lease                                                  (9,298)
Less MoArk debt                                                          (78,136)
Less other unrestricted subs debt                                         (5,648)
                                                                       ---------
   TOTAL BANK CONSOLIDATED INDEBTEDNESS                                  463,406
                                                                       =========

(1)   As calculated as per the Senior Credit Agreements.

(2)   Dividends on capital securities are included in interest expense.

(3) Capital securities and external debt of unrestricted subsidiaries are excluded from the bank indebtedness calculation as per the Senior Credit Agreements.